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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2002

PawnMart, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-13919 (Commission File Number)	75-2520896 (I.R.S. Employer Identification No.)

2175 Old Concord Road SE, Suite 200, Smyrna, Georgia 30080
(Address of principal executive offices)

(678) 305-7211
(Registrant's telephone number)

Item 2. Acquisition of Assets

        Effective August 30, 2002, the registrant, PawnMart, Inc. ("PawnMart"), acquired C/M Holdings, Inc., a Texas corporation ("CMHI"), through a merger with PawnMart as the surviving corporation (the "Merger"). The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. The Merger will be treated as a purchase for accounting purposes.

        Pursuant to PawnMart's First Amended Plan of Reorganization, including all modifications thereto, confirmed by the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division, on May 20, 2002, CMHI was merged with and into PawnMart on August 30, 2002, immediately following approval of the Merger by the CMHI shareholders at a special meeting held on August 29, 2002. Pursuant to the Agreement and Plan of Merger between PawnMart and CMHI dated August 1, 2002 filed with this Report, the 1,391,160 shares of CMHI common stock issued and outstanding immediately prior to the Merger were exchanged for 1,071,636 shares of Series A Preferred Stock of PawnMart and 500,042 shares of Series B Preferred Stock of PawnMart.

        CMHI's assets are primarily cash and securities that will be used for working capital purposes by PawnMart. The value of the net assets of CMHI at the date of the Merger was $7,857,948. The value of the net assets of CMHI is subject to a final review of SWS Securities, Inc., an independent appraiser selected by the Unsecured Creditors' Committee of PawnMart. The pre-Merger value of PawnMart was approximately $2,120,835. A total of 500,042 shares of Series B Preferred Stock was issued in connection with the Merger. Immediately following the issuance thereof, the Series B Preferred Stock is convertible into approximately 45% of the issued and outstanding shares of Common Stock of PawnMart. Additionally, a total of 1,071,636 shares of Series A Preferred Stock of PawnMart was issued in connection with the Merger. The Series A Preferred Stock is not convertible into Common Stock. The number of shares of Series A Preferred Stock was determined based on the net value of CMHI assets in excess of $2,500,000, as determined by SWS Securities, Inc., and dividing the difference by $5.00.

        Except as otherwise required by operation of law, holders of Series A Preferred Stock have no voting rights. Except for certain exceptions set forth in the Amended and Restated Certificate of Incorporation filed with this Report, holders of Series B Preferred Stock are entitled to vote upon all matters upon which holders of common stock, $0.01 par value, of PawnMart (the "Common Stock") have the right to vote, and are entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series B Preferred Stock are convertible. All of the Preferred Stock have $0.25 per share cumulative cash dividends payable annually. The Series A Preferred Stock must be redeemed by PawnMart beginning three years after the closing of the Merger at a rate of at least 100,000 shares per year at $5.00 per share plus accumulated unpaid dividends, with the balance, if any, to be redeemed on April 30, 2010. The Series B Preferred Stock is not subject to mandatory redemption. After April 30, 2009, the Series B Preferred Stock may be redeemed by PawnMart in cash at any time in whole or (with some exceptions) from time to time in part, at the option of PawnMart, at $5.00 per share plus accumulated unpaid dividends. The Series B Preferred Stock is convertible into PawnMart Common Stock at any time on or before April 30, 2009. For a complete description of the designations, rights and preferences of the Series A Preferred Stock and the Series B Preferred Stock, see the Amended and Restated Certificate of Incorporation of PawnMart.

        The following are all of the material relationships between the parties to the Merger or any of their respective affiliates:

  (a)
  Jeffrey A. Cummer, President and Director of CMHI, and Vice President and Director of PawnMart, will receive a $75,000 annual salary from PawnMart after the Merger;

  (b)
  Dwayne A. Moyers, Vice President, Secretary, Treasurer and Director of CMHI, and Vice President and Director of PawnMart, will receive a $75,000 annual salary from PawnMart after the Merger; and

  (c)
  SWS Securities, Inc. cleared transactions for a former subsidiary of CMHI, Cummer/Moyers Securities, Inc. The relationship terminated in December 2000, shortly after CMHI sold the subsidiary to Sanders Morris Harris Inc., a wholly-owned subsidiary of Pinnacle Global Group, Inc.

Item 7. Financial Statements and Exhibits

  (a)
  Financial Statements

        Audited financial statements of the acquired corporation required by Rule 3-05 of Regulation S-X will be filed within sixty (60) days.

  (b)
  Pro forma Financial Information

        Pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed within sixty (60) days.

  (c)
  Exhibits

        The following exhibits are included with this Form 8-K in accordance with the provisions of Item 601 of Regulation S-K:

  2.1
  Agreement and Plan of Merger between PawnMart, Inc. and C/M Holdings, Inc. dated August 1, 2002 *

  3.1
  Amended and Restated Certification of Incorporation of PawnMart, Inc., as filed with the Delaware Secretary of State on August 30, 2002*

*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PAWNMART, INC.
DATE: September 16, 2002	By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
2.1	Agreement and Plan of Merger between PawnMart, Inc. and C/M Holdings, Inc. dated August 1, 2002
3.1	Amended and Restated Certification of Incorporation of PawnMart, Inc., as filed with the Delaware Secretary of State on August 30, 2002

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  Item 2. Acquisition of Assets
  Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX